AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 2, 1996
                         Registration No.______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            POOL ENERGY SERVICES CO.
             (Exact name of registrant as specified in its charter)

            TEXAS                                                76-0263755
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              10375 RICHMOND AVENUE
                                 HOUSTON, TEXAS                    77042
                    (Address of principal executive offices)     (Zip Code)

                            POOL ENERGY SERVICES CO.
                      1996 DIRECTORS' STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                G. GEOFFREY ARMS
                       VICE PRESIDENT AND GENERAL COUNSEL
                            POOL ENERGY SERVICES CO.
                              10375 RICHMOND AVENUE
                              HOUSTON, TEXAS 77042
                                 (713) 954-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ==============

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum          Proposed Maximum
                                            Amount to be         Offering Price Per        Aggregate Offering          Amount of
Title of Securities to be Registered       Registered (2)               Share                     Price            Registration Fee
- ------------------------------------       --------------        ------------------        ------------------      ----------------
     Common Stock, no par value            200,000 shares               $12.89(3)               $2,578,000(3)           $889.00

- ------------
(1) Also hereby registered is an equal number of Rights issuable pursuant to the Company's Shareholder Rights Plan. Under the Shareholder Rights Plan, each share of Common Stock issued is coupled with a Right for which no separate consideration is paid.

(2) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Registrant's Common Stock on the NASDAQ National Market System on April 30, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       Pool Energy Services Co. (the "Registrant") incorporates herein by reference the following documents as filed with the Securities and Exchange
Commission:

       (1) The Annual Report of the Registrant on Form 10-K for the year ended December 31, 1995; and

       (2) The description of the Registrant's common stock, no par value per share (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and declared effective on April 16, 1990 (No. 0-18437).

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       In connection with the shares of the Registrant's Common Stock being registered hereby, the validity of the shares will be passed upon for the Registrant by G. Geoffrey Arms, Vice President and General Counsel of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Pursuant to Article 2.02-1 of the Texas Business Corporation Act, Article XIII of the Registrant's Bylaws provides that the Registrant shall indemnify any person who (i) is or was a director, officer, employee or agent of the Registrant, or (ii) while a director, officer, employee or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. In addition, the Registrant may indemnify any person to such further extent as permitted by law. The Registrant's Articles of Incorporation also contain provisions that provide that, to the fullest extent permitted by the laws of the State of Texas, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any act or omission in such director's capacity as a director of the Registrant.

                                        2

       The directors and officers of the Registrant and its subsidiaries are also insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

   Exhibit
   NUMBER        DESCRIPTION
   ------        -----------
    4.1*         Pool Energy Services Co. 1996 Directors' Stock Incentive Plan

    4.2*         Form of Stock Option Agreement

    4.3 Rights Agreement dated as of June 7, 1994 between Pool Energy Services Co. and The First National Bank of Boston, as Rights Agent, which includes as Exhibit A the form of Right Certificate and as Exhibit B the form of Summary of Rights to Purchase Shares (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 7, 1994, Commission File No. 0-18437)

    5.1*         Opinion of G. Geoffrey Arms dated May 2, 1996

    24.1*        Consent of Deloitte & Touche LLP

    25*          Powers of Attorney

- ------------
*Filed Herewith


ITEM 9.      UNDERTAKINGS.

       (a)   The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                       3

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                    (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under its Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4

                                   SIGNATURES

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 2, 1996.

                                 POOL ENERGY SERVICES CO.
                                 (Registrant)

                         By: /s/ J. T. JONGEBLOED
                                 J. T. Jongebloed
                                 Chairman, President and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND SIGNATURE                     TITLE                            DATE
- ------------------                     -----                            ----

/s/ J. T. JONGEBLOED         Chairman, President and
    J. T. Jongebloed         Chief Executive Officer and Director

/s/ E. J. SPILLARD           Senior Vice President, Finance
    E. J. Spillard           (principal financial officer)

/s/ B. G. GORDON             Controller
    B. G. Gordon             (principal accounting officer)

W. C. McCORD                 Director*                               May 2, 1996

WILLIAM M. MOBLEY            Director*

GARY D. NICHOLSON            Director*

JOSEPH R. MUSOLINO           Director*

JAMES L. PAYNE               Director*

DONALD D. SYKORA             Director*


*By:  /s/ J. T. JONGEBLOED
         (J. T. Jongebloed, as Attorney-in-Fact
          for each of the persons indicated)

                                       5

                                 Exhibit Index



EXHIBIT
NUMBER       DESCRIPTION                                                    PAGE
- ------       -----------                                                    ----

4.1*         Pool Energy Services Co. 1996 Directors' Stock                   7
             Incentive Plan

4.2*         Form of Stock Option Agreement                                  16

4.3 Rights Agreement dated as of June 7, 1994 between Pool Energy Services Co. and The First National Bank of Boston, As Rights Agent, which includes as Exhibit A the form of Right Certificate and as Exhibit B the form of Summary of Rights to Purchase Shares (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-Dated June 7, 1994, Commission File No. 0-18437)

5.1*         Opinion of G. Geoffrey Arms dated May 2, 1996                   19

24.1*        Consent of Deloitte & Touche LLP                                21

25*          Powers of Attorney                                              23
- ------------
*Filed Herewith

                                        6